EXHIBIT 10.12(d)

UNITED STATES CELLULAR CORPORATION

EXECUTIVE DEFERRED COMPENSATION INTEREST ACCOUNT PLAN

2013 Election Form

Name

Election to Participate

I choose to participate in the United States Cellular Corporation Executive Deferred Compensation Interest Account Plan (the “Plan”) for calendar year 2013.

Election to Defer Base Salary

On each issuance of my payroll check for services to be performed in calendar year 2013, I elect to have USCC deduct an amount equivalent to the percentage indicated from my gross base salary for the pay period, which amount will be credited to my 2013 Deferred Compensation Account under the Plan as of the pay date on which such check is to be issued.  The first deduction will occur on my payroll check dated January 18, 2013.

Base Salary %:

Election to Defer Bonus

On each issuance of a check in full or partial payment of my annual bonus or quarterly sales bonus (or any annual component to my sales bonus), if any, for services to be performed in calendar year 2013, I elect to have USCC deduct an amount equivalent to the percentage indicated of such gross bonus payment, which amount will be credited to my 2013 Deferred Compensation Account under the Plan as of the pay date on which such check is to be issued.

Bonus %:

2013 Interest Account Plan - Time of Payment Election

You must choose when your base salary and/or bonus you defer under the Plan with respect to calendar year 2013 will be paid to you.

Note that if you are a “specified employee” (as determined under the Section 409A Specified Employee Policy of Telephone and Data Systems, Inc. and its Affiliates), no payment on account of your separation from service shall be made from your 2013 Deferred Compensation Account before the date which is six months after the date of your separation from service (or, if earlier than the end of such six-month period, the date of your death).

Separation from Service (as defined in the Plan)	OR	Specified Date (must be a month & year in 2014 or later) Note: Payment will default to separation from service, if you separate prior to specified payout date.

Indicate “x”:		Date:

1

Note:  If you elect a Specified Date for payment and separate from service prior to such date, payment will accelerate and your 2013 Deferred Compensation Account shall be distributed to you upon such separation from service, subject to the required six-month delay for “specified employees.”

2013 Interest Account Plan — Method of Payment Election

You must choose the method of payment, either lump sum or quarterly installments, of your deferrals under the Plan with respect to calendar year 2013.

Note that if you choose installment payments and die prior to the total distribution of your 2013 Deferred Compensation Account, the unpaid balance of such account will be paid in a lump sum to your designated beneficiary at the time determined by USCC within sixty (60) days following your death.

Lump Sum Distribution	OR	Quarterly Installment Method (Up to a maximum of 20 qtrs or 5 yrs)

Indicate “x”:		# Quarters:

Acknowledgement of Executive

I acknowledge and agree that the elections set forth herein to defer my base salary and/or bonus for calendar year 2013 are irrevocable and, except in the event of any withdrawal under the Plan (or under any other non-qualified deferred compensation plan maintained by USCC or its affiliates) due to my unforeseeable emergency, shall be in effect for the entire calendar year.

I understand that my ability to change the elections set forth herein regarding the date and method of payment of my 2013 Deferred Compensation Account is restricted.  I generally will not be allowed to elect to accelerate the payment date of my 2013 Deferred Compensation Account.  I may elect to delay the payment date of my 2013 Deferred Compensation Account or change the method of payment only if (i) such election is made at least 12 months prior to the date of the scheduled payment (or, in the case of installment payments, 12 months prior to the date the first amount is scheduled to be paid) and (ii) except in the event of my death, disability or unforeseeable emergency, the payment subject to such election is deferred for a period of at least 5 years from the date such payment otherwise would have been made (or, in the case of installment payments, 5 years from the date the first amount is scheduled to be paid).

I acknowledge and agree that my elections set forth herein are subject to the terms and conditions of the Plan, as it may be amended from time to time, including any amendment necessary to satisfy any requirement of Section 409A of the Internal Revenue Code.

Signature	Date

Your completed election form must be received no later than December 17, 2012 to be effective.  Please return this completed election form to Patricia Nowak or Lorraine Gardner at the RSO.